UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2007

KBS REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant specified in its charter)

Maryland	000-52606	20-2985918
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Investment in the Tribeca Senior Mortgage Participation

The information in this Report set forth under Item 2.01 regarding the agreements entered by KBS Real Estate Investment Trust, Inc. (the “Company”) and its wholly owned subsidiaries in connection with the Company’s investment in the Tribeca senior mortgage participation described in Item 2.01 is incorporated herein by reference.

Opus National Industrial Portfolio

On June 1, 2007, KBS Capital Advisors LLC, the Company’s external advisor (the “Advisor”), entered into purchase and sale agreements with Opus Real Estate VI Limited Partnership, MBS Arlington Limited Partnership, and OIRE Michigan, L.L.C., respectively, to purchase a portfolio of nine distribution and office/warehouse properties located in six states (the “Opus National Industrial Portfolio”). The portfolio consists of properties totaling approximately 2.3 million rentable square feet. On June 29, 2007, the Advisor assigned these purchase and sale agreements to indirect wholly owned subsidiaries of the Company for no consideration. Pursuant to the purchase and sale agreements, the Company would be obligated to purchase the portfolio only after satisfactory completion of agreed upon closing conditions. The sellers are not affiliated with the Company or the Advisor.

The purchase price of the Opus National Industrial Portfolio is $126.0 million plus closing costs. The Company would fund the purchase of the Opus National Industrial Portfolio with proceeds from the Company’s ongoing initial public offering but may later place mortgage debt on the portfolio.

The following table sets forth certain information with respect to the properties.

Property	City/State	Date Acquired	Number of Buildings	Year Built/ Renovated	Rentable Square Feet	Percent Leased	Annualized Base Rent (in Thousands)		Percent Annualized Rent	Annualized Rent Per Leased Square Foot	Primary Tenant
Cardinal Health	Champlin, MN	Jun-06	1	1995	221,750	100%	$809		10%	$3.65	Cardinal Health Inc.
Cedar Bluffs Business Center	Eagan, MN	Jun-06	1	2005	81,329	100%	474		6%	$5.83	Simpson Strong-Tie Co.
Crystal Park II-Buildings D & E	Round Rock, TX	Apr-05	2	2002	240,452	73%	1,286		15%	$4.32	Various
Corporate Express	Arlington, TX	Jan-06	1	1992	131,040	100%	524		6%	$4.00	Corporate Express
Park 75-Dell	West Chester, OH	Dec-04	1	2002	427,920	100%	1,202		14%	$2.81	Dell Products LP
Plainfield Business Center	Plainfield, IN	Jun-06	1	2006	321,627	100%	1,273		15%	$3.96	Brightpoint
Hartman Business Center One	Austell, GA	Dec-04	1	2003	353,983	100%	1,007		12%	$2.84	Metro Foods, Inc.
Rickenbacker IV-Medline	Groveport, OH	Nov-05	1	2005	377,283	100%	1,162		14%	$3.08	Medline Industries
Advo-Valassis Building	Van Buren, MI	Apr-98	1	1996	160,464	100%	722	(1)	8%	$4.50	Advo, Inc.

					2,315,848	97%	$8,459		100%

(1)	Advo received one year of free rent (January 1, 2007 through December 31, 2007) as part of its ten-year lease renewal. Annualized rent is for rent effective January 1, 2008 through December 31, 2011.

The current aggregate annual base rent for the tenants of the Opus National Industrial Portfolio is approximately $8.6 million. As of June 2007, the current weighted-average remaining lease term for the current tenants of the Opus National Industrial Portfolio is approximately 5.9 years.

The Company does not intend to make significant renovations or improvements to the Opus National Industrial Portfolio. There can be no assurance that the Company will complete the acquisition. In some circumstances, if the Company fails to complete the acquisition, the Company may forfeit its earnest money deposit.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

9815 Goethe Road Building

On June 26, 2007, the Company, through an indirect wholly owned subsidiary, purchased a two-story office building containing approximately 80,000 usable square feet (the “9815 Goethe Road Building”) from Evergreen/Bradville II, which is not affiliated with the Company or the Advisor. The 9815 Goethe Road Building is located on an approximate 5-acre parcel of land at 9815 Goethe Road in Sacramento, California. The purchase price of the 9815 Goethe Road Building was $15.8 million plus closing costs. The acquisition was funded with proceeds from the Company’s ongoing initial public offering, but the Company may later place mortgage debt on the property.

The 9815 Goethe Road Building was built in 1992 and is 100% leased by the State of California’s Employment Development Department (“EDD”) under a long-term lease agreement.

At June 2007, the current aggregate annual base rent payable under the EDD lease, which expires in July 2014, is approximately $1.7 million. EDD has the right, at its option, to terminate its lease effective April 30, 2011 with 60-days notice.

The Company does not intend to make significant renovations or improvements to the 9815 Goethe Road Building. Management of the Company believes that the 9815 Goethe Road Building is adequately insured.

Bridgeway Technology Center

On June 27, 2007, the Company, through an indirect wholly owned subsidiary, purchased two single-story office/research and development buildings containing 187,268 rentable square feet (the “Bridgeway Technology Center”) from SC Bridgeway, Inc., which is not affiliated with the Company or the Advisor. The Bridgeway Technology Center is located on an approximate 13-acre parcel of land at 7007-7015 Gateway Boulevard and 7151 Gateway Boulevard in Newark, California. The purchase price of the Bridgeway Technology Center was approximately $49.9 million plus closing costs. The acquisition was funded with proceeds from the Company’s ongoing initial public offering, but the Company may later place mortgage debt on the properties.

The Bridgeway Technology Center was completed in 1996 and is 100% leased by two tenants, GE Homeland Protection, Inc. (70%) and Risk Management Solutions, Inc. (30%). GE Homeland Protection, Inc. is a business of GE Security, Inc. and a wholly owned indirect subsidiary of the General Electric Company. GE Security, Inc. is a leading supplier of security and life safety technologies, with operations in more than 35 countries. Risk Management Solutions, Inc. is headquartered at the Bridgeway Technology Center and is a leading provider of products and services for the quantification and management of catastrophe risks. Risk Management Solutions, Inc. is a subsidiary of Daily Mail and General Trust, one of the United Kingdom’s largest media holding companies.

At June 2007, the current aggregate annual base rent for the tenants of the Bridgeway Technology Center is approximately $4.0 million. As of June 2007, the current weighted-average remaining lease term for the current tenants of the Bridgeway Technology Center is approximately 3.1 years. The GE Homeland Protection, Inc. lease expires in February 2010, and the average annual rental rate for the GE Homeland Protection, Inc. lease over the remaining lease term is $13.06 per square foot. GE Homeland Protection, Inc. has the right, at its option, to terminate its lease effective August 2009 with six-months notice and upon payment of a termination fee. The Risk Management Solutions, Inc. lease expires in December 2010, and the average annual rental rate for the Risk Management Solutions, Inc. lease over the remaining lease term is $46.28 per square foot.

The Company does not intend to make significant renovations or improvements to the Bridgeway Technology Center. Management of the Company believes that the Bridgeway Technology Center is adequately insured.

Investment in the Tribeca Senior Mortgage Participation

On June 28, 2007, the Company, through an indirect wholly owned subsidiary, purchased a 25% interest (the “Senior Mortgage Participation”) in the senior mortgage loans related to the conversion of an eight-story loft building into a ten-story condominium building located at 415 Greenwich Street in New York, New York (the “Tribeca Building”), from an unaffiliated seller. The senior mortgage loans are secured by the Tribeca Building. The purchase price of the Senior Mortgage Participation was approximately $23.5 million plus closing costs. After the closing, the Company remains obligated to fund an additional $2.3 million under the Senior Mortgage Participation for costs related to the conversion of the Tribeca Building. The Company purchased the Senior Mortgage Participation with proceeds from the Company’s ongoing initial public offering.

The Senior Mortgage Participation is a 25% interest in three senior mortgage loans as well as an “interest-only” participation in the same mortgage loans. The three mortgage loans consist of (i) a senior mortgage loan in the principal amount of $62.5 million, (ii) a building mortgage loan in the principal amount of up to $37.9 million and (iii) a project mortgage loan in the principal amount of $2.8 million. As of June 28, 2007, all amounts under the three mortgage loans had been advanced, except that only $28.8 million of the $37.9 million building mortgage loan had been advanced. Under the Senior Mortgage Participation, the Company is obligated to fund 25% of the $9.1 million that remains unfunded under the building mortgage loan as of June 28, 2007. The borrower under each of the three mortgage loans is 415 Greenwich Fee Owner LLC (the “Fee Owner”). Neither the Company nor the Advisor is affiliated with the Fee Owner.

The $94.1 million currently outstanding under senior mortgage loans bears interest at a variable rate of 30-day LIBOR plus 2.70%, including the interest rate on the “interest-only” participation in the mortgage loans. The future funding obligation under the building mortgage loan will bear interest at a variable rate of 30-day LIBOR plus 3.00%. The initial maturity date of the senior mortgage loans is May 1, 2008, with a one-year extension option subject to certain conditions. Prior to maturity, the borrower under the senior mortgage loans is required to make monthly interest-only payments to the Company, with the outstanding principal balance being due at maturity.

The remaining 75% interest in the three senior mortgage loans is held by AIG Annuity Insurance Company and the remaining 75% interest in the “interest-only” participation in these three mortgage loans is held by AIG Mortgage Capital LLC. The Company’s right to repayment under the Senior Mortgage Participation is parri passu with that of the other noteholders.

In the event that (i) payment of principal or interest on the mortgage loans becomes 90 days or more delinquent, (ii) the mortgage loan has been accelerated, (iii) the principal balance on the mortgage loan is not paid at maturity, (iv) the borrower under the mortgage loans files for bankruptcy, (v) the holders of the participations in the three senior loans are unable to provide unanimous consent on certain major decisions or (vi) the borrower fails to satisfy certain other conditions of the mortgage documents and all of the holders of the loans do not grant approval, the holder of the 75% participation in the senior mortgage loans has the right to purchase the Company’s Senior Mortgage Participation. In the event that the holder of the 75% participation in the senior mortgage loans does not purchase the Company’s interest, the Company has the right to purchase the 75% participation in the senior mortgage loans.

The holder of the 75% participation in the senior mortgage loans has exclusive authority with respect to the administration of the mortgage loans and the exercise of rights and remedies with respect to the mortgage loan, except that unanimous consent of the holders, is required with respect to (i) any material modification or waiver of a monetary term of the mortgage loans, (ii) an extension of the maturity date, (iii) a reduction in the interest rate or monthly debt service payment, (iv) a sale of the secured property (other than the sale of condominiums) for an amount less than necessary to ensure repayment plus certain costs incurred by the holders of the mortgage notes, and (v) other limited matters set forth in the participation agreement. With respect to certain “bad boy” acts, amounts outstanding under the mortgage loans are guaranteed by the two individuals who have indirect interests in the Tribeca Building.

As of June 28, 2007, the Company had also invested an aggregate of $46.7 million in two mezzanine loans on the Tribeca Building.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST, INC.

Dated: July 2, 2007	BY:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer